UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 17, 2018

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.

1-3164	Alabama Power Company (An Alabama Corporation) 600 North 18th Street Birmingham, Alabama 35291 (205) 257-1000	63-0004250

The name and address of the registrant have not changed since the last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.    Other Events.
As previously disclosed, Alabama Power Company (“Alabama Power”) has an existing tax adjustment tariff that will return approximately $257 million to retail customers through bill credits in 2018 as a result of the change in the federal income tax rate under the Tax Cuts and Jobs Act (“Tax Reform Legislation”).
On April 17, 2018, Alabama Power made two filings with the Alabama Public Service Commission (“PSC”). In one filing, Alabama Power requested authority to defer its excess federal deferred income taxes associated with the Tax Reform Legislation for the year ending December 31, 2018 as a regulatory liability. Up to $30 million of such deferrals would be used to offset under-recovered amounts under Rate Energy Cost Recovery, with any remaining amounts to be used for the benefit of retail customers as determined by the Alabama PSC.
In the second filing, Alabama Power seeks revisions to its Rate Stabilization and Equalization plan (“Rate RSE”) to mitigate credit quality impacts resulting from the Tax Reform Legislation.  The petition reflects a package of proposed rate modifications and related commitments.  The proposed revisions to Rate RSE, for application to January 2019 billings and thereafter, include a reduction in the top of the allowed weighted return range from 6.21% to 6.15% and revisions to the refund mechanism applicable to prior year actual results.  In conjunction with these modifications, Alabama Power would commit to a two-year moratorium (2019 and 2020) on any upward adjustments under Rate RSE.  Alabama Power also proposed to return $50 million to customers through bill credits in 2019.
The proposed package of Rate RSE modifications and related commitments is designed to position Alabama Power to deleverage its capital structure and address the growing pressure on its credit quality in a manner that would not increase retail rates under Rate RSE in the near term.  This approach includes reducing growth in total debt by increasing equity, with corresponding reductions in debt issuances.  Alabama Power’s goal is to achieve an equity ratio of approximately 55% by the end of 2025.
The filings are subject to approval by the Alabama PSC. Accordingly, the terms approved by the Alabama PSC may differ materially from the filings discussed herein. Alabama Power expects the Alabama PSC to consider the filings at its meeting on May 1, 2018. The ultimate outcome of these matters cannot be determined at this time.

Cautionary Note Regarding Forward-Looking Statements

Certain information contained in this Current Report on Form 8-K is forward-looking information based on current expectations and plans that involve risks and uncertainties. Forward-looking information includes, among other things, statements concerning Alabama Power’s proposals in its filings with the Alabama PSC and expected financial results, including Alabama Power’s targeted equity ratio. Alabama Power cautions that there are certain factors that could cause actual results to differ materially from the forward-looking information that has been provided. The reader is cautioned not to put undue reliance on this forward-looking information, which is not a guarantee of future performance and is subject to a number of uncertainties and other factors, many of which are outside the control of Alabama Power; accordingly, there can be no assurance that such suggested results will be realized. The following factors, in addition to those discussed in Alabama Power’s Annual Report on Form 10-K for the year ended December 31, 2017, and subsequent securities filings, could cause actual results to differ materially from management expectations as suggested by such forward-looking information: the impact of recent and future federal and state regulatory changes, including environmental laws and regulations governing air, water, land, and protection of other natural resources, and also changes in tax and other laws and regulations to which Alabama Power is subject, as well as changes in application of existing laws and regulations; the uncertainty surrounding the Tax Reform Legislation, including implementing regulations and Internal Revenue Service interpretations, actions that may be taken in response by regulatory authorities, and its impact, if any, on Alabama Power’s credit ratings; current and future litigation or regulatory investigations, proceedings, or inquiries; the effects, extent, and timing of the entry of additional competition in the markets in which Alabama Power operates; variations in demand for electricity, including those relating to weather, the general economy, population and business growth (and declines), the effects of energy conservation and efficiency measures, including from the development and deployment of alternative energy sources such as self-generation and distributed generation technologies, and any potential economic impacts resulting from federal fiscal decisions; available sources and costs of fuels; effects of inflation; the ability to control costs and avoid cost overruns during the development and construction of facilities, to construct facilities in accordance with the requirements of permits and licenses, and to satisfy any environmental performance standards; investment performance of Alabama Power’s employee and retiree benefit plans and nuclear decommissioning trust funds; advances in technology; state and federal rate regulations and the impact of pending and future rate cases and negotiations, including rate actions relating to fuel and other cost recovery mechanisms; the inherent risks involved in operating nuclear generating facilities, including environmental, health, regulatory, natural disaster, terrorism, and financial risks; the ability to successfully operate generating, transmission, and distribution facilities and the successful performance of necessary corporate functions; internal restructuring or other restructuring options that may be pursued; potential business strategies, including acquisitions or dispositions of assets or businesses, which cannot be assured to be completed or beneficial to Alabama Power; the ability of counterparties of Alabama Power to make payments as and when due and to perform as required; the ability to obtain new short- and long-term contracts with wholesale customers; the direct or indirect effect on Alabama Power’s business resulting from cyber intrusion or physical attack and the threat of physical attacks; interest rate fluctuations and financial market conditions and the results of financing efforts; changes in Alabama Power’s credit ratings, including impacts on interest rates, access to capital markets, and collateral requirements; the impacts of any sovereign financial issues, including impacts on interest rates, access to capital markets, impacts on foreign currency exchange rates, counterparty performance, and the economy in general; the ability of Alabama Power to obtain additional generating capacity (or sell excess generating capacity) at competitive prices; catastrophic events such as fires, earthquakes, explosions, floods, tornadoes, hurricanes and other storms, droughts, pandemic health events such as influenzas, or other similar occurrences; the direct or indirect effects on Alabama Power's business resulting from incidents affecting the U.S. electric grid or operation of generating resources; and the effect of accounting pronouncements issued periodically by standard-setting bodies Alabama Power expressly disclaims any obligation to update any forward-looking information.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 20, 2018	ALABAMA POWER COMPANY
	By	/s/Melissa K. Caen
Melissa K. Caen Assistant Secretary